EXHIBIT 99.1

4201 Connecticut Avenue, N.W.	Investor Relations
Suite 407	Contact Information
Washington, D.C. 20008	Phone: (202) 609-7756
(202) 609-7756	E-mail: info@arielway.com
www.arielway.com

Ariel Way, Inc. Issues Letter to Shareholders

Washington, DC, October 25, 2010 -- Ariel Way, Inc., (PK: AWYI) Chairman, President and CEO Arne Dunhem issued the following Letter to Shareholders:

Dear Ariel Way Shareholders:

You have all been concerned about Ariel Way, Inc. and several have called me or sent messages to me. I would like to take this opportunity to provide some updates on the Company.

Ariel Way is a technology and services company for highly secure global communications, multimedia and digital signage solutions and technologies. We are focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries.

Most companies, including ours, were hit badly by the economic downturn in 2008 and 2009. Some larger equity investments into Ariel Way got cancelled and we also saw during end 2008, like for many other public companies, a dramatic sell-off of our stock, which in turn caused our stock price to drop to the very bottom.

We are actively working on revising and upgrading our business plan and we believe we have a strong opportunity in the business of technology enabled multimedia communications services. This includes services and technologies for networks for digital signage.

Activities we are working on also include:

-	Returning to full OTCBB trading by becoming fully SEC compliant after filing outstanding quarterly and annual reports;
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Improving our financials and balance sheet by working out certain settlements with various creditors to reduce outstanding debt and liabilities and to improve our capitalization structure for future growth;

-	Further strengthening our operational and financial management team;
-	Up-dating our Web-site and introduce new media technologies.

Critical is to bring solid business back to the Company and we intend to have active discussions with potential strategic acquisition opportunities that we believe could provide for solid consolidated revenue and earnings results. We still have a positive relationship with the Syrei management team and owners, while the Lime Truck owners had some internal management problems and we decided, at least for now, not to further pursue a transaction with them.

In closing, I would like to personally thank each and every Shareholder for your support. I am proud to be your CEO and look forward to be part of building Ariel Way into a large, profitable operation.

Respectfully,

Arne Dunhem
Chairman, President and CEO
Ariel Way, Inc.

About Ariel Way, Inc.
Ariel Way, Inc., a Florida corporation (“Ariel Way” or the “Company”), is a technology and services company for highly secure global communications, multimedia and digital signage solutions and technologies. The Company is focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries.

More information about Ariel Way can be found on the web at http://www.arielway.com.

Forward-Looking Statements: Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's latest Form 10-KSB for a discussion of such risks, uncertainties and other factors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.